Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Greenwood Village, CO 80111

(720)287-3093

Assure Holdings Executes Strategy to Make Business Leaner and More Profitable

DENVER, June 2, 2022 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, today announced the execution of strategic actions to make the business leaner and more profitable. These actions include the streamlining of operations and salary deferments for the executive management team which will prioritize resources for growth, accelerate the Company’s path to profitability and create stakeholder value. The steps Assure is taking will reduce its monthly operating costs by greater than $200,000 per month.

John A. Farlinger, Assure’s executive chairman and CEO, said, “The Company is continuing to progress against our objective of performing 25,000 total managed cases for fiscal year 2022, a record number representing an increase of more than 40% compared with 2021 volume. In addition, Assure has maintained its strong cash collections pace since reporting record results in the first quarter of 2022.”

Farlinger continued, “Given current capital market conditions, we have made the proactive decision to reduce our cost structure and accelerate becoming operating cash flow positive faster. We executed a similar strategy of cost containment during the much more severe COVID-19 related downturn in 2020, and I am confident that the actions we are implementing to streamline our operations, improve our processes and remove complexity and cost from our business will allow us to optimize our performance in these more challenging times.”

Farlinger concluded, “We believe we see a clear path to positive operating cash flow and profitability and are committed to achieving this objective on an accelerated timetable. In fact, Assure was operating cash flow positive in the month of May, and our goal is to generate positive operating cash flow results over the remainder of 2022.”

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

7887 E. Belleview Ave.

Suite 500

Greenwood Village, CO 80111

(720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to comments with respect to: our ability to achieve positive operating cash flow and profitability on an accelerated timeline, the potential benefits of the strategic actions in decreasing monthly burn, the ability of the Company to further decrease monthly burn within the next 60 days, the ability of the Company to meet its goal of generating positive operating cash flow results every month for the remainder of 2022 and expectations with respect to the Company’s growth and development and the quality and results of future services. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and business, its remote neurology business, and economic activity in general; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 14, 2022, and available on the Company’s EDGAR profile at www.sec.gov, which risks and uncertainties are incorporated herein by reference. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
(720) 617-2526

Scott.Kozak@assureiom.com